Exhibit 16.1

October 25, 2021
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the Form 6-K dated October 25, 2021 of Painreform Ltd. and are in agreement with the statements contained therein.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
October 25, 2021